                                                                     EXHIBIT 4.2

                          FIRST AMENDMENT TO INDENTURE

         This First Amendment to Indenture (this "First Amendment"), effective as of March 1, 2002, is made and entered into by and among ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation (the "Issuer"), UNION BANK OF CALIFORNIA, N.A., a national banking association (the "Trustee"), and the Guarantors listed on the signature pages hereto (the "Guarantors"), with reference to the following facts:

                                    RECITALS
                                    --------

         A. WHEREAS, the Issuer, the Trustee and the Guarantors (collectively, the "Parties") previously entered into that certain Indenture (the "Indenture"), dated as of March 1, 2002, in connection with the sale and issuance by the Issuer of $225 million aggregate principal amount of Senior Subordinated Notes due 2009; and

         B. WHEREAS, Section 9.01(a) of the Indenture provides that the Parties may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note to cure any ambiguity, defect or inconsistency in the Indenture, the Subsidiary Guarantees or the Notes; and

         C. WHEREAS, the Parties now wish to cure such an ambiguity in the Indenture and to amend the Indenture as set forth below.

                                    AMENDMENT
                                    ---------

         NOW, THEREFORE, in consideration of the above-referenced facts and the covenants of the Parties contained below in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

         1. Definitions.  All capitalized terms used in this First Amendment
            -----------
and not specifically defined herein shall have the meaning ascribed to such terms in the Indenture.

         2. Section 1.01 of the Indenture. The definition of "Disqualified
            ------------------------------
Stock" in Section 1.01 of the Indenture is hereby amended and restated to read, in its entirety, as follows:

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature; provided that in no event shall Disqualified Stock include Existing Preferred Stock (including accrued dividends thereon and liquidation payment obligations). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.07.

         3.  No Other Changes.  Except as specifically  amended by this First
             ----------------
Amendment,  the Indenture remains  unmodified and in full force and effect.

         IN WITNESS WHEREOF, the Parties have executed this First Amendment effective as of the date first written above.


                                                             "ISSUER"
Attest:                                                      Entravision Communications Corporation,
                                                             a Delaware corporation


By:  /s/ Michael G. Rowles                                   By:  /s/ Jeanette Tully
   -----------------------------------                           --------------------------------------
Name:   Michael G. Rowles                                    Name:    Jeanette Tully
Title:  Assistant Secretary                                  Title:   Chief Financial Officer, Executive
                                                                      Vice President and Treasurer



                                                           "GUARANTORS"

                                                           Entravision-Texas L.P., Inc., a Delaware
                                                               corporation
                                                           Los Cerezos Television Company, a Delaware
                                                               corporation
                                                           Entravision San Diego, Inc., a California
                                                               corporation
                                                           The Community Broadcasting Company of
                                                               San Diego, Incorporated, a California
                                                               corporation
                                                           Arizona Radio, Inc., a Delaware corporation
                                                           Aspen FM, Inc., a Colorado corporation
                                                           Latin Communications Group Inc., a Delaware
                                                               corporation
                                                           Latin Communications Inc., a Delaware
                                                               corporation


                                 VEA Acquisition Corp., a Delaware
                                    corporation
                                 Latin Communications EXCL Inc., a Delaware
                                    corporation
                                 EXCL Holdings, Inc., an Illinois corporation
                                 EXCL Communications, Inc., an Illinois
                                    corporation
                                 Embarcadero Media, Inc., a Delaware
                                    corporation
                                 EMI Sacramento Radio, Inc., a California
                                    corporation
                                 EMI Los Angeles Radio, Inc., a California
                                    corporation
                                 Portland Radio, Inc., a Washington corporation Riverside Radio, Inc., a California corporation Meridian Communications Company, a
                                    Nevada corporation
                                 Sextant Broadcasting Company, a Nevada
                                    corporation
                                 Metro Mix, Inc., an Illinois corporation
                                 Norte Broadcasting, Inc., a California
                                    corporation
                                 Norte Broadcasting of Colorado, Inc., an
                                    Illinois corporation
                                 Norte Broadcasting of Nevada, Inc., a Nevada
                                    corporation
                                 Norte Broadcasting of New Mexico, Inc., a
                                    New Mexico corporation
                                 Pacifico Broadcasting, Inc., a California
                                    corporation
                                 Radio Exito, Inc., a Nevada corporation
                                 Sur Broadcasting, Inc., a California
                                    corporation
                                 Sur Broadcasting of Colorado, Inc., an Illinois
                                    corporation
                                 SUR Broadcasting of New Mexico, Inc., a
                                    New Mexico corporation
                                 Z-Spanish Media Corporation, a Delaware
                                    corporation
                                 New WNDZ, Inc., an Indiana corporation
                                 NEWKKSJ, Inc., a California corporation
                                 Personal Achievement Radio, Inc., a Delaware
                                    corporation

                             KPPC Radio, Inc., a California corporation
                             WZCO Broadcasting, Inc., an Illinois
                                corporation
                             WRZA Broadcasting, Inc., an Illinois
                                corporation
                             KZLZ Broadcasting, Inc., an Arizona
                                corporation
                             KZFO Broadcasting, Inc., a California
                                corporation
                             KZPZ Broadcasting, Inc., an Arizona
                                corporation
                             KZPZ License Corporation, an Arizona
                                corporation
                             KZMS Broadcasting, Inc., a California
                                corporation
                             KZCO Broadcasting, Inc., a California
                                corporation
                             Oroville Radio, Inc., a California corporation KZST Broadcasting, Inc., a California corporation
                             KTLR Broadcasting, Inc., a Texas corporation
                             KZSL Broadcasting, Inc., a California
                                corporation
                             KHZZ Broadcasting, Inc., a California
                                corporation
                             WLQY Broadcasting, Inc., a Delaware
                                corporation
                             Glendale Broadcasting, Inc., an Arizona
                                corporation
                             Vista Media Group, Inc., a Delaware
                                corporation
                             Vista Media Group of New York, Inc., a
                                Delaware corporation
                             Seaboard Outdoor Advertising Co., Inc., a
                                New York corporation
                             Sale Point Posters, Inc., a New York
                                corporation
                             Vista Outdoor Advertising, Inc. (N.Y.), a
                                Delaware corporation
                             Vista Outdoor Advertising, Inc. (CAL.), a
                                Delaware corporation

                                Vista Television, Inc., a California corporation Channel Fifty Seven, Inc., a California corporation

Attest:

By:  /s/ Michael G. Rowles      By:  /s/ Jeanette Tully
   ------------------------          ---------------------------------------
Name: Michael G. Rowles              Name:  Jeanette Tully
Title:  Assistant Secretary          Title: Chief Financial Officer, Executive
                                            Vice President and Treasurer



                                   Entravision-Texas Limited Partnership, a
                                      Texas limited partnership

                                      By:   Entravision-Texas G.P., L.L.C., a
                                            Delaware limited liability company

                                      Its:  General Partner

Attest:

By:  /s/ Michael G. Rowles       By:  /s/ Jeanette Tully
   ------------------------           ---------------------------------------
Name:  Michael G. Rowles              Name:  Jeanette Tully
Title: Assistant Secretary            Title: Chief Financial Officer, Executive
                                             Vice President and Treasurer

                                   Entravision-Texas G.P., LLC, a Delaware
                                        limited liability company
                                   Entravision Communications Company,
                                        L.L.C., a Delaware limited liability
                                        company
                                   Entravision Communications Of Midland,
                                        L.L.C., a Delaware limited liability
                                        company
                                   Entravision, L.L.C., a Delaware limited
                                        liability company
                                   Entravision-El Paso, L.L.C., a Delaware
                                        limited liability company


Attest:

By:  /s/ Michael G. Rowles         By:  /s/ Jeanette Tully
   -----------------------------      ------------------------------------
Name:  Michael G. Rowles           Name:   Jeanette Tully
Title: Assistant Secretary         Title:  Chief Financial Officer, Executive
                                           Vice President and Treasurer



                                   "TRUSTEE"

                                   Union Bank of California, N.A.,
                                   a national banking association


                                   By:  /s/ Alison T. Braunstein
                                        ----------------------------------
                                   Name:  Alison T. Braunstein
                                   Title: Assistant Vice President